Exhibit 99.1

Press Release

MWXI:US
Secured Digital Storage Corp
Secured Digital Storage Confirms Name Change; Commences Trading Under New Symbol

CHICAGO, Feb. 20 /PRNewswire-FirstCall/ -- Secured Digital Storage Corporation (OTC Bulletin Board: SDGS), f/k/a Mountains West Exploration, Inc. (previously OTC Bulletin Board: MWXI) (SDS) today announced that, in connection with its recent corporate name change, the Company's ticker symbol on the OTC Bulletin Board has changed to SDGS.OB effective today, Wednesday, February 20, 2008. Voting and all other rights relating to the Company's common stock will not be affected by the name and symbol change. Stockholders are not required to surrender existing certificates as a result of the name or symbol change.

About Secured Digital Storage Corporation

Secured Digital Storage Corporation (f/k/a Mountains West Exploration, Inc.) is a New Mexico corporation which is quoted on the OTC Bulletin Board (OTC.BB) under the symbol SDGS.OB. SDS is a data management and digital storage lifecycle management (DSLM) partner to business and IT operations. The company will offer a comprehensive blend of managed services solutions to meet the industry specific needs of business and government agencies. SDS's service offerings will assist customers to manage growing volumes of data and meet compliance regulations at a lower cost of ownership and gain heightened IT efficiency, business continuity and protection via an on-demand storage network.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Secured Digital Storage
D. Skip Behm
VP Finance
630-271-8590